CONSENT OF LEGAL COUNSEL



We hereby consent to the incorporation of our legal opinion to the Registration Statement on Form S-4 of Global Internet Communications Inc.


We hereby further consent to any reference to our firm under the caption "Experts" in the Registration Statement.

/s/ "Conrad Lysiak"

Attorney at Law
Spokane, Washington
March 1, 2003

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